                                                                    EXHIBIT 24.1

                      WILLIAMS HOLDINGS OF DELAWARE, INC.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Williams Holdings of Delaware, Inc. does hereby constitute and appoint J. FURMAN LEWIS, BOBBY E. POTTS and DAVID M. HIGBEE its true and lawful attorneys and each of them (with full power to act without the others) its true and lawful attorney for it and in its name and on its behalf to sign a Securities Exchange Act of 1934 Registration Statement on Form 10 and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith.

     Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.

     IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the 10th day of October, 1995.

                                            WILLIAMS HOLDINGS OF DELAWARE,
                                              INC.



                                            By    /s/  JAMES R. HERBSTER
                                                      James R. Herbster
                                                    Senior Vice President
ATTEST:

      /s/  DAVID M. HIGBEE
          David M. Higbee
             Secretary